 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 27, 2020

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Controls Drive, Shelton, Connecticut 06484		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	NNVC	NYSE-American

Item 1.01       Entry into a Material Definitive Agreement.

On January 24, 2020, NanoViricides, Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with the investor parties (collectively, the “Investors”) to that certain Securities Purchase Agreement dated as of February 27, 2019 (the "Securities Purchase Agreement") to settle an action commenced by the Investors to, among other things, enjoin the Company’s previously disclosed underwritten public offering (the “Action”). The Company and each of the Investors agreed to enter into an Exchange Agreement with the Company to more fully implement the terms of a Binding Term Sheet attached to the Settlement Agreement.

As was previously disclosed, we had entered into the Securities Purchase Agreement pursuant to which we issued the Investors an aggregate of 347,222 shares of our common stock, par value $0.001 per share (the “Common Stock”) and warrants (the “Old Warrants”) to purchase an additional 347,222 shares of Common Stock). On January 27, 2020, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with each of the Investors. Pursuant to the terms and conditions of the Exchange Agreement, the Investors agreed to terminate certain restrictive covenants in the Securities Purchase Agreement, including a bar on all offerings of securities below the exercise price of the Old Warrants, and the Company agreed to exchange all of the Investors’ Old Warrants for an aggregate of (i) 677,224 shares of Common Stock and (ii) warrants to purchase 347,222 shares of Common Stock at an exercise price of $3.00 per share (the “New Warrants”). The New Warrants are, subject to the availability of authorized shares of Common Stock of which there are none today, immediately exercisable and expire on August 27, 2024. The Exchange Agreement contains customary representations, warranties and covenants made by us. The Exchange Agreement is required to close on or before January 29, 2020.

The exercise price of the New Warrants is subject to adjustment in the case of customary events such as stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders and upon issuances of Common Stock below the exercise price of the New Warrants. The exercise of the New Warrants is subject to certain beneficial ownership and other limitations set forth in the New Warrants.

The foregoing is only a summary of the material terms of the documents related to the transactions set forth herein. The foregoing description of the Settlement Agreement, the Exchange Agreement and the Common Stock Purchase Warrant are qualified in their entirety by reference to those documents, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02       Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the New Warrants by the Company under the Exchange Agreement and the shares of Common Stock issuable upon exercise of the New Warrants is exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933.

Item 8.01       Other Events.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 8.01.

Item 9.01.      Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Form of Settlement Agreement and Mutual Release
10.2	Form of Exchange Agreement
10.3	Form of Common Stock Purchase Agreement

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: January 28, 2020	By:	/s/ Anil Diwan
Name: Anil Diwan
Title: Chairman, President